UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 1, 2006



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     As of August 1, 2006, Tasker Products Corp. (the "Registrant") entered into a Termination Agreement with James Burns ("Burns"), Vice President of Business Development for the Registrant. The Termination Agreement provides for the termination of Burns' employment with the Registrant, effective as of July 11, 2006. The Termination Agreement also provides that Burns will resign his position as a member of the Registrant's board of directors, effective as of July 11, 2006. Among other things, the Termination Agreement provides that Burns will retain the automobile that he uses, which is leased in the Registrant's name, until August 31, 2006.

     The Termination Agreement includes a release agreement and a non-compete agreement. The latter agreement contains a one-year restrictive period, with a carve-out permitting Burns to work for Phitex Ltd. LLP before the expiration of the one-year period.



Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Pursuant  to the terms of the  Termination  Agreement  as set forth in Item
1.01 of this Form 8-K, James Burns resigned as a member of the Registrant's Board of Directors, effective July 11, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2006


                                      TASKER PRODUCTS CORP.



                                      By:  /s/ Stathis Kouninis
                                          --------------------------------------
                                           Stathis Kouninis
                                           Chief Financial Officer